Exhibit 10.1.6.7

Operational Clarifying

Amendment to

The Consolidated Edison Retirement Plan

Regarding Beneficiary Designations

January 2013

Clarifying Amendment to

the Consolidated Edison Retirement Plan

1. Article V, Automatic Form of Payment, section 5.02, Optional Form of Payment, subsection (b) CECONY and CEI Participant, sub-subsection (2) and subsection (3) Twelve Year Certain and Life Annuity Option, are amended by adding to the end of each of the two sub-subsections the following:

At any time during the 144-monthly payment period, if the Participant is still living, he or she may change his or her designated beneficiary or beneficiaries.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be signed on January 16, 2013

/s/ Mary Adamo
Mary Adamo Plan Administrator of the Consolidated Edison Retirement Plan